UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2010 (August 19, 2010)

Premier Exhibitions, Inc.
 (Exact name of registrant as specified in its charter)

Florida	000-24452	20-1424922
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 842-2600

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On August 19, 2010, RMS Titanic, Inc. (“RMST”), a wholly owned subsidiary of Premier Exhibitions, Inc. (the “Company”), entered into an agreement with Hays Ships Limited to charter the vessel Jean Charcot for the Company’s upcoming expedition to the Titanic wreck site. The charter agreement was entered into in a standard format issued by the Baltic and International Maritime Council. The total charges to RMST under the agreement will depend upon a number of variables including the number of days at sea, fuel used, and other items as specified under the agreement.

This summary does not purport to be complete and is qualified by reference to the full text of the agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)      Exhibits.

10.1	Charter Agreement between RMS Titanic, Inc. and Hays Ships Limited, dated August 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:	/s/ John A. Stone
John A. Stone Chief Financial Officer

Date: August 25, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Charter Agreement between RMS Titanic, Inc. and Hays Ships Limited, dated August 19, 2010